EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the inclusion of our report dated March 16, 2006, with respect to the financial statements of Skin Shoes, LLC and Skin Shoes, Inc included in Item
9.01 of Form 8-K (dated March 20, 2006) for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004.





                                              Mahoney Cohen & Company, CPA, P.C.



New York, New York
March 24, 2006